UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2013

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103-3615
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of Thursday, January 24, 2013, the Board of Directors (“Board”) of Sunoco Partners LLC (the “Company”), the general partner of Sunoco Logistics Partners L.P. (the “Partnership) elected the following additional executive officers of the Company:

1.	David R. Chalson as the Company’s Senior Vice President, Operations. Mr. Chalson is 61 years old and has been Vice President, Operations, of the Company since July 2012. Prior to that, he was Manager, Oil Movements, of the Company from 2007 to 2012. Mr. Chalson holds a Bachelor of Science degree in Meteorology and Oceanography from the State University of New York Maritime College and a Master of Science degree in Energy Management and Policy from the University of Pennsylvania.

2.	Kurt A. Lauterbach as the Company’s Senior Vice President, Lease Acquisitions. Mr. Lauterbach is 57 years old, and has been Vice President, Lease Acquisitions, of the Company since October 2010. Prior to that, he was Manager of Marketing and Trading – Lease Acquisition, of the Company from June 2008 through September 2010. From May 2000 to May 2008, he was Manager of Business and Performance Analysis – Lease Acquisition. Mr. Lauterbach holds a Bachelor degree in Accounting, from the University of Tulsa.

3.	Michael W. Slough as the Company’s Senior Vice President, Engineering, Construction & Procurement. Mr. Slough is 56 years old, and has been Vice President, Engineering, Construction & Procurement, of the Company since 2012. Prior to that, he was Director of Engineering & Construction, of the Company from 2010 to 2012. From 2006 to 2010, he was Venture Manager at Sunoco, Inc. Mr. Slough holds a Bachelor of Science degree in Electrical Engineering from the University of Toledo.

Each of Messrs. Chalson, Lauterbach and Slough will receive a salary and benefits from the Company, and will participate in each of the Company’s Long-Term Incentive Plan (previously filed on November 8, 2012 as Exhibit 10.4 to the Partnership’s Quarterly Report on Form 10-Q, for the period ended September 30, 2012), and its Annual Incentive Plan (previously filed on February 29, 2012 as Exhibit 10.11 to the Partnership’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011), in accordance with Company practice, at levels commensurate with their respective employment grade level and position. In addition, each will be eligible to participate in the Company’s other benefit programs available to employees generally, including life, long-term disability, medical and dental insurance and vacation benefits.

None of the foregoing new executive officers was elected pursuant to any arrangement or understanding with any other person (other than officers and directors of the Company acting solely in their capacities as such). None of the foregoing newly elected executive officers has an interest in any relationships or related person transactions with the Company, or the Partnership, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also on January 24, 2013, the Board terminated the Company’s Directors’ Deferred Compensation Plan (the “Plan”), effective immediately. Under this Plan, the Company’s directors had been required to defer all grants of restricted units, and also were permitted voluntarily to defer all or a portion of their cash retainers and fees for service on the Board or any committee thereof. None of the current directors of the Company had any account balance outstanding under the Plan at the time of its termination.

Item 8.01.	Other Events.

On Thursday, January 24, 2013, the Partnership declared a cash distribution for the fourth quarter 2012 of $0.5450 per common unit ($2.18 annualized) to be paid on February 14, 2013 to unit holders of record on February 8, 2013. A copy of the press release announcing the declaration of this distribution is being filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Sunoco Logistics Partners L.P. Press Release dated January 24, 2013.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Partnership’s expectations or predictions of the future are forward-looking statements and are inherently uncertain. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Vice President, General Counsel and Corporate Secretary

January 25, 2013

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sunoco Logistics Partners L.P. Press Release dated January 24, 2013.